Exhibit 10.4 - Esxrow Instruction
                                                                        ANNEX II
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT

                            JOINT ESCROW INSTRUCTIONS


Dated as of the date of the
Securities Purchase Agreement to
Which These Joint Escrow
Instructions Are Attached

Krieger & Prager llp
39 Broadway, Suite 1440
New York, New York 10006

Attention:  Samuel M. Krieger, Esq.

Dear Mr. Krieger:

     These Joint Escrow Instructions are attached as Annex II to that certain Securities Purchase Agreement of even date herewith (the "Agreement") between Satellite Enterprises Corp., a Nevada corporation (the "Company") and the one or more Buyers named therein (each, a "Buyer"). Reference is also made to Annex V to the Agreement ("Annex V"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement.

     As escrow agent for both the Company and each of the Buyers, you (hereafter, the "Escrow Agent") are hereby authorized and directed to hold the documents and funds (together with any interest thereon, the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the Agreement in accordance with the following instructions:

     1. (a) The Escrow Agent shall, as promptly as practicable, notify the Company orally or in writing of receipt of the Purchase Price for the Purchased Shares and Warrants (collectively, the "Purchased Securities") from or on behalf of each Buyer and notify the Buyer orally or in writing of receipt of the Certificates.1 As promptly as practicable upon the Escrow Agent's receipt of the relevant Purchase Price from the Buyers and, from the Company, the Certificates and opinion of counsel of the Company (or, with respect to any one or more of them, receipt of notice, whether oral or in written form, from the Company or a Buyer that the respective conditions precedent to the purchase and sale have been satisfied or waived) (collectively, the "Release Conditions"), the Escrow Agent shall release, as contemplated below and after reduction by the amounts


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1 Delivery and release of the Stock Certificates is subject to the provisions of the Agreement, including, without limitation, the provisions of Annex V.

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referred to below in this  Section 1, the  relevant  Escrow Funds to or upon the order of the Company, and shall release the relevant Certificates to the Buyer.

     (b) The term "Finder's Compensation" means (i) a cash amount (the "Finder's Fee") equal to (x) an aggregate of thirteen and 43/1000 percent (13.043%; the "Finder's Fee Percentage) of the Total Purchase Price,2 less (y) the sum of $17,500, and (ii) warrants (the "Finder's Warrants"), which the Company will issue to the Finder or its designees, to purchase an aggregate number of 1,000,000 shares. The Finder's Warrants shall have an initial exercise price of US$0.50 (subject to adjustment for capital events subsequent to the Closing
Date), an expiration date of approximately five years from the relevant Closing Date, cashless exercise rights similar to those provided in the Warrants issued to Buyers, piggy-back registration rights and such other terms otherwise agreed upon by the Company and the Finder. The Finder's Warrants shall be delivered to the Escrow Agent together with the relevant Certificates and shall be released to the Finder or its designees upon the release of the relevant Escrow Properties.

     (c) The term "Escrow Agent Fee" means the amount of $25,000, which represents the legal and escrow fees payable to the Escrow Agent in connection with the preparation of the Transaction Agreements and acting as escrow agent under these Joint Escrow Instructions. The term does not include the Investor Counsel Registration Statement Review Fee (as defined below) or any amounts payable to the Escrow Agent pursuant to any other provisions of the Transaction Agreements or pursuant to the terms of these Joint Escrow Instructions other than this Section 1. Prior to the Closing Date, the Company has paid the Escrow Agent the non-refundable amount of $7,500.00, which amount will be applied to the Escrow Agent Fee.

     (d) Subject to the provisions of Section 1(h) hereof, on the Closing Date and on the date when certain occurrences described below occur, the Escrow Agent shall release Escrow Property and distribute it in accordance with the following instructions:

          (I) On the Closing Date, the Escrow Agent shall:

          (i) release, to or upon the order of the Finder, on account of the Finder's Compensation, (x) a cash amount, on account of the Finder's Fee, equal to (1) the amount equal to the Total Purchase Price, less the Total Purchase Price Reserve (as defined below), multiplied by (2) the Finder's Fee Percentage, and (y) the Finder's Warrants;

          (ii) release, to or upon the order of the Escrow Agent, the Escrow Agent Fees (less the $7,500.00 of the Escrow Agent Fee which was previously advanced);

          (iii)release, to or upon the order of Company Counsel (as defined in the Registration Rights Agreement), an amount equal to $25,000, on account of the total $50,000 fee (the "Company Counsel Registration Fee") payable by the Company pursuant to an April 28, 2004 legal retainer agreement with Company Counsel;


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2 Consisting of (i) a fee of ten percent (10%) of the Total Purchase Price,  and
(ii) a non-accountable expense allowance of three and 43/1000 percent (3.043%) of the Total Purchase Price.

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          (iv) release,  to Krieger & Prager,  LLP, as security  interest  agent under the Pledge Agreement ( as defined in Annex V), an amount (the "Reserved Escrow Funds") equal to following sums:

               (x) an amount (the "Total Purchase Price Reserve") equal to the Total Purchase Price less $2,000,000.00,

               (y) an amount equal to $25,000 (the "Company Counsel Registration Fee Reserve"), to be applied to the balance of the Company Counsel Registration Fee, as described below; and

               (z) an amount (the "Investor Counsel Registration Statement Review Fee") equal to $4,500, to be applied to satisfaction of the fees payable pursuant to the Company's obligations under Section 5 of the Registration Rights Agreement;

          (v) release, to or upon the order of GCH Capital, an amount equal to $150,000, in payment of the consulting fees referred to in Annex V; and

          (vi) release the balance of the Escrow Funds to the Company (to be wired to an account in the Company's name).

     (II) When Investors' Counsel (as defined in the Registration Rights Agreement) provides comments to the Company on the Company's draft of the Registration Statement, the Escrow Agent will release the Investor Counsel Registration Statement Review Fee to the Investor's Counsel.

     (III) Upon "receipt of proof" of filing of the Registration Statement with the SEC in proper form (which "receipt of proof" shall be based on the availability of such filed Registration Statement on EDGAR3), the Escrow Agent shall:

          (i) release, out of the Company Counsel Registration Fee Reserve, to or upon the order of Company Counsel, an amount equal to $10,000, to be applied to the balance of the Company Counsel Registration Fee;

          (ii) release, to or upon the order of the Finder, on account of the Finder's Fee, an amount equal to (x) (1) the amount equal to the Total Purchase Price Reserve, multiplied by (2) the Finder's Fee Percentage, less (y) $17,500;

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3 Company Counsel shall advise the Escrow Agent of such filing, which is subject to confirmation of such filing based on its availability on the SEC website or on 10kwizard.com or freeedgar.com.

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          (iii)with  respect  to  any  Buyer  which,   prior  to  the  date  the
               Registration Statement has filed, has made a claim for Periodic Amounts, if any, to be paid in cash, (x) if the Company has made an election under Section 2(b)(v)(A) of the Registration Rights Agreement, release such amount to Company Counsel as contemplated by that section, or (y) if the Company has not made such election, the amount of the Periodic Amount due to each such Buyer, which payment shall be made by check; and

          (iv) release the balance of the Escrow Funds (other than the balance of the Company Counsel Registration Fee Reserve) to the Company (to be wired to an account in the Company's name).

     (IV) Upon "receipt of proof" of filing of each of the first three amendments to the Registration Statement (after the initial filing of the Registration Statement referred to in the preceding part (III)), the Escrow Agent shall release, out of the remaining Company Counsel Registration Fee Reserve, to or upon the order of Company Counsel, an amount equal to $5,000, to be applied to the balance of the Company Counsel Registration Fee.

     (V) Upon written confirmation from Company Counsel that the Effective Date has occurred, the Escrow Agent shall release, to or upon the order of Company Counsel, the remaining balance, if any, of the Company Counsel Registration Fee Reserve, to be applied to the balance of the Company Counsel Registration Fee.

     (e) If the relevant Certificates for the Closing Date are not deposited with the Escrow Agent within ten (10) days after receipt by the Company of notice of receipt by the Escrow Agent of the Purchase Price funds from the Buyers, the Escrow Agent shall notify the Buyers and each Buyer shall be entitled to cancel the purchase and demand repayment of the funds. If the Purchase Price funds are not deposited as cleared funds with the Escrow Agent by the Closing Date, the Escrow Agent shall notify the Company and the Company shall be entitled to cancel the purchase and demand return of the relevant Certificates deposited in escrow.

     (f) Notwithstanding the Escrow Agent's receipt of the Release Conditions with respect to the Closing Date, if the Company or the Buyer notifies the Escrow Agent before the release of the relevant Escrow Property that the conditions precedent to the obligations of the Company or the Buyer, as the case may be, under the Agreement with respect to the purchase and sale of Securities to be effected on such Closing Date were not satisfied or waived, then the Escrow Agent shall return the relevant Escrow Funds to the Buyer and shall return such Certificates to the Company.

     (g) Prior to return of any Escrow Funds to a Buyer, the Buyer shall furnish such tax reporting or other information as shall be appropriate for the Escrow Agent to comply with applicable United States laws.

     (h) Reference is made to Annex V and to the terms defined therein. If the Stock Certificates and the Issue Date Opinion are not delivered by the Company to the Escrow Agent by the Final Issue Date, the Escrow Agent, in its capacity

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as the Security  Interest  Agent,  shall return to the Buyer the amount equal to
(i) the Escrow Balance (as defined below), multiplied by (ii) the Buyer's Allocable Share. The term "Escrow Balance" means the sum of (i) the Total Purchase Price Reserve, and (ii) if, but only if, there are no Transferred Shares, the sum of (x) the Company Counsel Registration Fee and (y) the Investor Counsel Registration Statement Review Fee. (If there are any Transferred Shares, the Company Counsel Registration Fee and the Investor Counsel Registration Statement Review Fee shall be applied as contemplated by paragraph (d)(I)(iii) of this Section 1, without regard to the provisions of this Section 1(h), Annex V or the Pledge Agreement.) The Company hereby grants the Buyers a security interest in the Reserved Escrow Funds to secure the Company's Obligations to the Buyers, and in furtherance thereof, the Company is executing the Pledge Agreement attached as Exhibit 1 to said Annex V.

          (i) The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's attorney escrow account at The Bank of New York or at such other bank at which the Escrow Agent then maintains other escrow accounts; the interest earned on such account shall be deemed the property of the party depositing the funds in escrow.

     2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the party to be charged therewith.

     3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

     4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     5. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     6. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to advise the Escrow Agent properly in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Buyers and/or the Finder and/or their respective affiliates, and may continue to act as legal

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counsel for any one or more of such parties, from time to time,  notwithstanding its duties as the Escrow Agent hereunder. The Company consents to the Escrow Agent acting in such capacity as legal counsel for a Buyer or the Finder and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and each Buyer understands that the Buyer and the Escrow Agent are relying explicitly on the foregoing provision in entering into these Joint Escrow Instructions.

     7. The Escrow Agent's responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company and the Buyer. In the event of any such resignation, the Buyer and the Company shall appoint a successor Escrow Agent.

     8. If the Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     9. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State and City of New York in accordance with the applicable procedure therefor.

     10. The Company and the Buyer agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall (a) have been tax obligations in connection with Escrow Agent's fee hereunder, or (b) have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent, or (c) be a liability, or arise from liability, to either the Company or the Buyer.

     11. Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Agreement, the terms of which are incorporated herein by reference.

     12. By signing these Joint Escrow Instructions, the Escrow Agent becomes a party hereto only for the purpose of these Joint Escrow Instructions; the Escrow Agent does not become a party to the Agreement. The Company and the Buyer have become parties hereto by their execution and delivery of the Agreement, as provided therein.

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     13. This  instrument  shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of New York without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

     14. The parties hereto hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with these Joint Escrow Instructions.

     15. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto. These Joint Escrow Instructions constitute the entire agreement amongst the parties with respect to the subject matter hereof.

     16. The Company agrees that the Finder is a third party beneficiary of the provisions of the Section 1 with respect to the Finder's Compensation and that such provisions can not be amended or revoked without the prior written consent of the Finder.

ACCEPTED BY ESCROW AGENT:
KRIEGER & PRAGER llp

By:
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Date:
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